UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2023

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Registered Direct Offering

On November 8, 2023, Orgenesis Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor named therein (the “Investor”), pursuant to which the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Investor (the “Offering”), (i) 1,410,256 shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company (“Common Stock”), and (ii) warrants exercisable for 1,410,256 shares of Common Stock (the “Warrants” and, together with the Shares, the “Securities”). The combined offering price for each Share and accompanying Warrant was $0.78. The Warrants will be exercisable immediately following the date of issuance and may be exercised for a period of five years from the initial exercisability date at an exercise price of $0.78 per share. The exercise prices and numbers of shares of Common Stock issuable upon exercise of the Warrants will be subject to adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Company’s Common Stock.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investor and customary indemnification rights and obligations of the parties. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) until the earlier of the closing of the Equity Line of Credit Agreement (as defined below) with the Investor or February 8, 2024.

The Company expects to receive gross proceeds from the Offering of approximately $1.1 million, before deducting placement agent’s fees and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes.

The Shares and Warrants were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-254806), which was filed with the Securities and Exchange Commission (the “Commission”) on March 26, 2021 and was declared effective by the Commission on April 7, 2021 (the “Registration Statement”).

The Offering is expected to close on or about November 9, 2023, subject to customary closing conditions.

On November 8, 2023, the Company entered into a placement agency agreement (the “Placement Agent Agreement”) with Titan Partners Group LLC, a division of American Capital Partners (the “Placement Agent), in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company agreed to pay the Placement Agent (i) a cash fee equal to 7.0% of the aggregate gross proceeds from the Offering, (ii) a non-accountable expense allowance in the amount of $20,000 and (iii) reimbursement for certain of its expenses in an aggregate amount up to $60,000. The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

Equity Line of Credit

On November 8, 2023, the Company also agreed to enter into an Equity Line of Credit Agreement (the “ELOC Agreement”) with the Investor pursuant to which the Company may sell and issue to the Investor, and the Investor is obligated to purchase from the Company, up to $25,000,000 of its Common Stock, from time to time over a 24-month period, provided that certain conditions are met. The Company also agreed to file a registration statement to register shares of Common Stock to be purchased under the ELOC Agreement with the Securities and Exchange Commission (the “SEC”) on or prior to December 8, 2023, and to have the registration statement declared effective by the SEC by January 7, 2024. In connection with the ELOC Agreement, the Company agreed that it shall be prohibited from entering into any variable, reset, or otherwise adjustable equity or equity-linked transactions during the term of the ELOC Agreement. The Company also agreed to issue to the Investor warrants exercisable for 750,000 shares of Common Stock at an exercise price of $0.01 per share if the ELOC Agreement is not closed by February 6, 2024.

The foregoing summaries of the Placement Agent Agreement, the Purchase Agreement and the form of Warrant do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 10.1 and 4.1, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference into this Item 3.02.

Item 8.01 Other Events

On November 8, 2023, the Company issued a press release announcing the Offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Form of Placement Agent Agreement
4.1	Form of Warrant
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1	Form of Securities Purchase Agreement, dated November 8, 2023, by and between Orgenesis Inc. and the Investor
99.1	Pricing Press Release
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: November 8, 2023	By:	/s/ Elliot Maltz
Elliot Maltz
Chief Financial Officer, Treasurer and
Secretary